SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018

SPYR, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 33-20111	75-2636283 (I.R.S. Employer Identification Number)

(Address of Principal Executive Offices and Zip Code)

4643 South Ulster Street, Suite 1510

Regency Plaza

Denver Colorado 80237

(303) 991-8000

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(b) On July 2, 2018, the Registrant engaged Haynie & Co. as its principal accountant to audit the Registrant's financial statements. During the Registrant’s two most recent fiscal years, and any subsequent interim period prior to engaging Haynie & Co., the Registrant did not consult with Haynie & Co. regarding any application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the Registrant’s financial statements; or, any matter that was either the subject of a disagreement with the Registrant’s former independent auditor or other reportable event.

We are excited about the engagement because Haynie and Co. has the necessary organization to accommodate the Company’s current and anticipated future auditing needs, including international affiliations, which are important to the Company’s future business plans. As the Company’s new independent auditor, Haynie & Co. will perform a re-audit of the Company’s 2016 and 2017 financial statements, to be included in an amended Form 10K to ensure a seamless transition and clear path forward. The Company expects those re-audits to be completed and the amended Form 10K to be filed on or before August 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPYR, INC. (Registrant)

Date July 9, 2018

By:/s/ James R. Thompson

Chief Executive Officer

President

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